Exhibit T3B-2

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

PETROQUEST ENERGY, L.L.C.

A Louisiana Limited Liability Company

This Amended and Restated Operating Agreement is made and entered into as of this 31st day of December, 2000, by and between PetroQuest Energy, L.L.C., a limited liability company organized under the laws of the State of Louisiana (the “Company”) and PetroQuest Energy, Inc., a Delaware corporation, the sole member of the Company (the “Member”) pursuant to the provisions of La. R. S. 12:1301A(16) as amended by Act No. 717 of 1997 for the purposes of memorializing the affairs of the Company and the conduct of its business.

WHEREAS, the members of PetroQuest Energy, L.L.C. (formerly American Explorer, L.L.C. and PetroQuest Energy One, L.L.C.) entered into a written Operating Agreement dated March 2, 1995 (the “Agreement”); and

WHEREAS, the Member and the Company desire to amend and restate the Agreement regarding the conduct of the business and affairs of the Company;

NOW, THEREFORE, in consideration of the foregoing, the Member and the Company hereby amend and restate the Operating Agreement to govern the conduct of the management and affairs of the Company to be and read as follows:

ARTICLE I.

DEFINITIONS

Definitions. As used in this Operating Agreement, the following terms have the following meanings:

“Act” means the Louisiana Limited Liability Company Law (La.R.S. 12:1301 et seq.) and any successor statute, as amended from time to time.

“Agreement” means this Operating Agreement as amended from time to time.

“Articles” has the meaning given that term in Section 2.01.

“Board of Directors” means a board composed of the persons who are elected as managers of the Company from time to time.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Company” means PetroQuest Energy, L.L.C., a Louisiana limited liability company.

“Dispose,” “Disposing,” or “Disposition” means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

“Manager(s)” means the Persons named in the Initial Report of the Company as the managers of the Company and any person hereafter elected or appointed as a manager and a member of the Board of Directors of the Company as provided in this Agreement, but does not include any Person who has ceased to be a manager or a member of the Board of Directors of the Company.

“Management” means the Board of Directors of the Company.

“Member” means PetroQuest Energy, Inc., a Delaware corporation, or any other Person hereafter admitted to the Company as a member as provided in this Agreement, but does not include any Person who has ceased to be a member of the Company.

“Membership Interest” means the interest of a Member in the Company, including without limitation, ownership or rights to capital, profits, losses, distributions (liquidating or otherwise), allocations, information, and to consent, approve and/or vote.

“Person” means an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.

“Proceeding” has the meaning given that term in Section 8.01.

“Sharing Ratio” with respect to any Member means the percentage interest in the Company owed by a Member.

“Votes” shall mean the aggregate number of votes of all Members, each Member’s votes shall be determined in accordance with Section 7.04 hereof.

Other terms defined herein have the meanings so given them.

1.02 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of this Agreement and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

ARTICLE II

ORGANIZATION

2.01 Formation. The Company has been organized as a Louisiana limited liability company by the filing of Articles of Organization and Initial Report (the “Articles”) under and pursuant to the Act and the issuance of a Certificate of Organization for the Company by the Secretary of State of Louisiana.

2.02 Name. The name of the Company is PetroQuest Energy, L.L.C. and all Company business must be conducted in that name or such other names that comply with applicable law as Management may select from time to time.

2.03 Registered Office; Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Louisiana shall be 400 E. Kaliste Saloom Road, Suite 3000, Lafayette, LA 70508, or such other office (which need not be a place of business of the Company) as Management may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Louisiana shall be the initial registered agent named in the Articles or such other Person or Persons as Management may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as Management may designate from time to time, which need not be in the State of Louisiana, and the Company shall maintain records there as required by §1319 of the Act. The Company may have such other offices as Management may designate from time to time.

2.04 Purposes. The Company is organized to engage in any business permitted under the Louisiana Limited Liability Company Law and to do any and all things necessary, convenient, or incidental to that purpose.

2.05 Term. The Company commenced on the date of execution of the Articles of Organization by the organizer and shall continue in existence until December 31,2099, unless sooner terminated pursuant to the provisions of this Agreement.

2.06 Mergers and Exchanges. The Company may be a party to (a) a merger, or (b) an exchange or acquisition of the type described in § 1357 of the Act, subject to the requirements of Section 6.01(b) hereof.

2.07 No State-Law Partnership. The Members intend that the Company not be a partnership under applicable state law (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, and this Agreement may not be construed to suggest otherwise.

ARTICLE III

MEMBERSHIP INTERESTS:

DISPOSITIONS AND ASSIGNMENTS

3.01 Members. The sole Member of the Company is PetroQuest Energy, Inc., 400 East Kaliste Saloom Road, Suite 3000, Louisiana 70508 and its Sharing Ratio is 100%.

3.02 Restrictions on the Disposition of a Membership Interest. (a) Except as specifically provided in this Section 3.02, a Disposition of a Membership Interest in the Company may not be effected without the consent or approval of Members owning a majority of the Votes. Any attempted Disposition by a person of a Membership Interest in or in respect of the Company other than in accordance with this Section 3.02 shall be, and is hereby declared, null and void ab initio.

(b) Notwithstanding the provisions of Section 3.02(a), the interest of any Member of the Company may be transferred without the consent of any of the Members if the transfer is to a corporation, partnership or limited liability company controlling, controlled by, or under common control with the transferring Member.

(c) The Company may not recognize for any purpose any purported Disposition of all or part of a Membership Interest unless and until all applicable provisions of this Section 3.02 have been satisfied and Management has received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition and the Person to which the Membership Interest is Disposed, (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Agreement with respect to the Membership Interest being obtained, (iii) setting forth the Sharing Ratios after the Disposition of the Person to which the Membership Interest is Disposed, and (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including securities laws). Each Disposition and, if applicable, admission complying with the provisions of this Section 3.02, is effective as of the first day of the calendar month immediately succeeding the month in which Management received the notification of a Disposition and the other requirements of this Section 3.02 unless otherwise specified and agreed to by Management.

(d) In addition to all other applicable provisions of this Section, for the right of a Member to Dispose of a Membership Interest or of any Person to be admitted to the Company in connection therewith to exist or to be exercised, (i) either (A) the Membership Interest subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company’s legal counsel or of other legal counsel acceptable to Management to the effect that the Disposition or admission is exempt from registration under those laws; and (ii) the Company must receive a favorable opinion of the Company’s legal counsel or of legal counsel acceptable to Management to the effect that the disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not result in the Company being considered to have terminated within the meaning of the Code.

(e) The Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.02(d)) on or before the Person is admitted as a Member, and such admission will be delayed until such costs are paid.

3.03 Additional Members. Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to those Persons and to existing Members, on such terms and conditions as the Members may determine at the time of admission, including such amendments to this Agreement as may be required by an expansion of the number of Members or Units. The Members shall reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties, and such amendments shall be executed by Members owing a majority of the Votes. Any such admission is effective only after the new Member has executed and delivered to Management a document including the new Member’s notice address and his agreement to be bound by this Agreement.

3.04 Liability of Third Parties. No Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, a decree or order of a court solely by reason of his status as a member or manager of this Company.

ARTICLE IV.

CAPITAL ACCOUNTS

4.01 Capital Accounts. A capital account shall be established and maintained for each Member. Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. § 1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. § 1.704-1(b)(4)(i), and (b) shall be decreased b(i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code (iii) allocations to that Member. of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. § 1.704-1 (b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. § 1.704-1(b)(4)(i) or § 1.704-1(b)(4)(iii). The Members’ capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. § 1.704-1 (b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. §§ 1.704-l(b)(2)(iv)and

1.704-1(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required Treas. Reg. § 1.704-l(b)(2)(iv)(g). A member that has more than one Membership Interest shall have a single capital account that reflects all of its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired. On the transfer of all or part of a Membership Interest, the capital account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carryover to the transferee Member in accordance with the provisions of Treas. Reg. § 1.704-l(b)(2)(iv)(l).

ARTICLE V.

ALLOCATIONS AND DISTRIBUTIONS

5.01 Allocations. (a) Except as may be required by Section 704(c) of the Code and Treas. Reg. § 1.704-1 (b)(2)(iv)(f)(4), all items of income, gain, loss deduction, and credit of the Company shall allocated among the Members in accordance with their Sharing Ratios.

(b) All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the regulations thereunder.

5.02 Distributions. From time to time, Management shall determine in its reasonable judgment to what extent (if any) the Company’s cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve. If such an excess exists, Management may cause the Company to distribute to the Members, in accordance with their Sharing Ratios, an amount in cash equal to that excess.

ARTICLE VI.

MANAGEMENT

6.01 Board of Directors. (a) The Company shall be managed by a Board of Directors consisting of the number of Managers determined by the Members from time to time. The current Managers and Members of the Board of Directors are as follows: Charles T. Goodson, Alfred J. Thomas, II, Ralph J. Daigle, and Michael O. Aldridge. The Board of Directors shall have the power and authority to make all decisions and take all actions for the Company not otherwise provided in this Agreement, including, without limitation, the following:

(i) entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder; -

(ii) opening and maintaining bank and investment accounts and arrangements and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(iii) the purchase, sale, exchange, lease, assignment, alienation, or other transfer or disposition of any of the property or assets of the Company, whether movable or immovable, corporeal or incorporeal, or mixed;

(iv) borrowing money and securing lines of credit on behalf of the Company and utilizing the Company’s property and assets for any loan or line of credit granted to the Company, including granting liens, pledges, mortgages, security interests and other encumbrances in Company property and assets;

(v) making and entering into ground leases as well as mineral leases;

(vi) selecting, removing, and changing the authority and responsibility of attorneys, accountants, and other advisers and professional consultants;

(vii) obtaining insurance for the Company;

(viii) determining distributions of Company cash and other property as provided in Section 5.01; and

(ix) to do all other things as are not by statute or by the Articles or by this Agreement directed or required to be exercised or done by the Members.

(b) Notwithstanding the provisions of Section 6.01 (a), the Board of Directors may not cause the Company to do any of the following without the approval of Members owning a majority of the Votes:

(i) the sale, lease, exchange mortgage, pledge or other transfer of all or substantially all of the Company’s property and assets;

(ii) to be a party to a merger or an exchange or acquisition of the type described in §§ 1357-1362 of the Act;

(iii) amend or restate the Articles or amend this Agreement;

(iv) utilize Company assets in any way for furtherance of personal activities or activities unrelated to the Company’s business; or

(v) the dissolution and winding up of the Company.

(c) No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority-to act for the Company solely by virtue of being a Member.

6.02 Actions of Board of Directors. At all meetings of the Board a majority of the Managers shall constitute a quorum for the transaction of business, and the act of a majority of the Managers present at any meeting at which there is a quorum, shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles. If a quorum shall not be present at any meeting of the Board of Directors, the Managers present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

6.03 Number and Term of Office. There shall be as many Managers of the Company as the Members shall determine from time to time. The Managers shall serve a term of one year or until their successors are duly elected and qualified. The Members may increase the number of Managers and fix their term of office by the Vote of Members owning a majority of the Votes. Each Manager shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or incapacity.

6.04 Vacancies; Removal; Resignation. In the event of the death, incapacity, resignation or removal of any Manager, the remaining Managers then in office by majority vote shall have the right to designate a substitute for the Manager who has died, resigned, become incapacitated, or who has been removed. Any Manager may resign at any time upon 30 days written notice to the other Managers. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective unless so provided in the resignation. A Manager may be removed with or without cause upon the affirmative vote of Members owning a majority of the Votes.

6.05 Meetings. (a) A Manager who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

(b) Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

(c) Regular meetings of the Board of Directors may be held at such times and places as may be designated from time to time by resolution of the Managers. Notice of such regular meetings shall not be required.

(d) Special meetings of the Board of Directors may be called by President on at least 48 hours’ notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Articles or this Agreement. Special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two Managers.

6.06 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Articles or this Agreement to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary or State of Louisiana, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors. Subject to the requirements of the Act, the Articles or this Agreement for notice of meetings, unless otherwise restricted by the Articles, Managers may participate in and hold a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.07 Compensation. The Managers may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. In addition, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder subject to proper documentation of the expense, the amount therefor and the business purpose for incurring the expenses.

6.08 Conflicts of Interest. Each Manager, Member and officer of the Company at anytime and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others. The Company may transact business with any Manager, Member, officer or affiliate thereof provided the terms of those transactions are no less favorable than those the Company would obtain from unrelated third parties and the interest of the Member or Manager has been disclosed to the other Members or Managers prior to transacting the business.

6.09 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of two (2) or more of the Managers of the Company, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors, if an executive committee is designated, it may consist of both Managers and persons who are not Managers, provided that a majority of the committee shall be Managers, and provided further that action of the committee must receive the approval of a majority of the Manager members. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required .

6.10 Officers. (a) The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer or Chief Financial Officer. The Board of Directors may also choose a Chairman of the Board, Chief Operating Officer, Chief Executive Officer, Vice Presidents and one (1) or more Assistant Secretaries and Assistant Treasurers. Two (2) or more offices may be held by the same person. No officer need be a resident of the State of Louisiana, a Member, or a Manager. Any officer so designated shall have such authority and perform such duties as the Board of Directors may, from time to time, delegate to them. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of officers and agents of the Company shall be fixed from time to time by the Board of Directors.

(b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board of Directors.

(c)	The current offices and the persons designated to fill those offices are as follows:

	Chairman of the Board and Chief Executive Officer	Charles T. Goodson

	President and Chief Operating Officer	Alfred J. Thomas, II

	Senior Vice President, Chief Financial Officer and Secretary	Michael O. Aldridge

	Senior Vice President - Exploration	Ralph J. Daigle

	Vice President - Corporate Communications	Robert R. Brooksher

	Assistant Secretary	Sandra L. Martin

(d) Duties of President. The President shall be the chief executive officer of the Company and shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute, in the name of the Company, proxies for any securities pursuant to which the Company has voting rights, unless some other person is designated by the Board of Directors to execute such proxies.

(e) Duties of Vice President. The Vice President, if any, or if there shall be more than one (1), the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

(f) Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

(g) Duties of Assistant Secretaries. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(h) Duties of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, he shall give the Company a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the Company. He shall also be the chief financial officer of the company and shall have the title of Chief Financial Officer.

(i) Duties of Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VII.

MEETINGS OF MEMBERS

7.01 Meetings. (a) A quorum shall be present at a meeting of Members if the holders of a majority of the Votes are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the Votes of all Members entitled to vote is required by the Articles or this Agreement, the affirmative vote of the holders of a majority of all of the Votes shall be the act of the Members.

(b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Louisiana as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 7.06.

(c) Notwithstanding the other provisions of the Articles or this Agreement, if a quorum is not present at a meeting, the chairman of the meeting shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. When such meeting is adjourned, the chairman, subject to being overruled by a vote of the holders of a majority of the Votes present at the meeting, shall set the time and place at which the meeting will be reconvened. Upon the resumption of such adjourned meetings, any business may be transacted that might have been transacted at the meeting as originally called.

(d) Special meetings of the Members for any proper purpose or purposes may be called at any time by two Managers or the holders of at least twenty-five percent of the Votes of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

(e) Written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at its address provided for in Section 12.02, with postage thereon prepaid.

(f) The date on which notice of a meeting of Members is mailed or the date on which the resolution of the Managers or Members declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

7.02 Voting List. The Managers shall make, at least ten days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Votes held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original membership records shall be prima-facie evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

7.03 Proxies. A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram, e-mail, or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with Management, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers or other Persons appointed by the Members, who shall decide all questions touching upon the qualification of voters, the validity of the proxies,:and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Votes that are the subject of such proxy are to be voted with respect to such issue.

7.04 Votes. The total number of Votes will be 100 and each Member shall be entitled to a number of votes (including fractional votes) equal to its Sharing Ratio times 100. Except as otherwise provided by law, the Articles or this Agreement, any action or decision required to be taken or authorized by the Members shall require a majority of the Votes.

7.05 Conduct of Meetings. All meetings of the Members shall be presided over by the Chairman of the Board, if one has been elected, or by a chairman of the meeting, who shall be the Manager designated by the Board of Directors. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

7.06 Action by Written Consent or Telephone Conference. (a) Any action required or permitted to be taken at any meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by those Members having the Votes required to take the particular action. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section.

(b) If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of Louisiana as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning the vote of Members, that written consent has been given in accordance with the provisions of the Act or this Agreement and that any written notice required by the Act or this Agreement has been given.

(c) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VIII.

INDEMNIFICATION

8.01 Right to Indemnification. (a) Subject to the limitations and conditions as provided in this Article VIII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of whom he is the legal representative, is or was a Manager or Member of the Company or while a Manager or Member of the Company is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VIII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.

(b) No Person shall be indemnified under the provisions of this Article VIII unless such person was at the time of the occurrence of the act or conduct for which indemnity is sought acting in good faith and in a manner which such Person reasonably believed to be in the best interests of the Company. No Person shall be entitled to indemnification in circumstances where such Person intentionally violated a criminal law or received an improper personal benefit.

8.02 Advance Payment. The right to indemnification conferred in this Article VIII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 8.01 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company by a written affirmation by such Member or Manager of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article VIII and the Act and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VIII or otherwise.

8.03 Indemnification of Officers, Employees and Agents. The Company, by adoption of a resolution of the Managers or Members, may indemnify and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers and Members under this Article VIII; and, the Company may indemnify and advance expenses to Persons who are not or were not Managers, officers, employees or agents of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers and Members under this Article VIII.

8.04 Appearance as a Witness. Notwithstanding any other provision of this Article VIII, the Company may pay or reimburse expenses incurred by a Manager or Member in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

8.05 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not be exclusive of any other right which a Manager or Member or other Person indemnified pursuant to Section 8.03 may have or hereafter acquire under any law (common or statutory), provision of the Articles or this Agreement, agreement, vote of Members or disinterested Managers or otherwise.

8.06 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Member, Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VIII.

8.07 Member Notification. To the extent required by law, any indemnification of or advance of expenses to a Member or Manager in accordance with this Article VIII shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members’ meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

8.08 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Member or Manager or any Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IV.

TAXES

9.01 Tax Returns. Management shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 9.02. Each Member shall furnish to Management all pertinent information in his possession relating to Company operations that is necessary to enable the Company’s income tax returns to be prepared and filed.

9.02 Tax Elections. The Company has made the following elections on the appropriate tax returns:

(a) to adopt the calendar year as the Company’s fiscal year;

(b) to be treated as a disregarded entity for federal and state income tax purposes.

ARTICLE X.

BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

10.01 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Board of Directors and each committee of the Board of Directors. The books of account for the Company shall be maintained on such basis as may be recommended from time to time by the certified public accountant regularly employed by the Company. The calendar year shall be the accounting year of the Company. The Company shall maintain the records and information required by Section 1319 of the Act.

10.02 Accounts. Management shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that Management determines. Management may not commingle the Company’s funds with the funds of any Member or Manager. Management shall execute and file with the financial institutions utilized by the Company appropriate agreements and documentation as to the authority of various Persons to act on behalf of the Company. Such agreements and resolutions shall be signed by the Managers.

ARTICLE XI.

DISSOLUTION, LIQUIDATION, AND TERMINATION

11.01 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a) the vote or consent of the Members holding 75% of the Votes; or

(b) the expiration of the term on the 31st day of December, 2099, unless the term is extended by the Members owning a majority of the Votes.

11.02 Liquidation and Termination. Upon dissolution of the Company, the Members shall appoint a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Members and/or the Board of Directors. The steps to be accomplished by the liquidator are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidator shall cause the notice described in §1338B(l)(a) of the Act to be mailed to each known creditor of and claimant against the Company in the manner described in such §1338B(l)(a);

(c) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(d) all remaining assets of the Company shall be distributed to the Members in liquidation of their Membership Interests.

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 11.02. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 11.02 constitutes a complete return to the Member of his capital and a complete distribution to the Member of its interest in the Company and all the Company’s property.

11.03 Articles of Dissolution. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers (or such other Person or Persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Louisiana and take such other actions as may be necessary to terminate the Company.

ARTICLE XII

WITHDRAWAL, DISSOLUTION OR

BANKRUPTCY OF A MEMBER

12.01 Continuation of the Company. The bankruptcy or dissolution of a Member shall not cause the dissolution of the Company.

12.02 Withdrawal of a Member. A Member may not withdraw from the Company as a Member during its term without the prior written consent of all of the Members unless such Member has just cause arising out of the failure of another Member to perform an obligation. If a Member is permitted to withdraw from the Company, the withdrawal unless otherwise agreed by all Members shall be effective at the end of the calendar year following the expiration of 30 days after the Company is notified of the withdrawal. Upon withdrawal a Member shall receive such distributions, if any, to which the Member is entitled under this Agreement and shall be entitled to be paid the value of his interest in the Company which shall be determined by using generally accepted valuation principles including discounts for lack of marketability and minority interests. Such amounts shall be paid to the Member within 180 days of the effective date of the Member’s withdrawal.

ARTICLE XIII

GENERAL PROVISIONS

13.01 Offset. Whenever the Company is to pay any sum to any Member, any amount that Member owes the Company may be deducted from that sum before payment.

13.02 Notices. Except as expressly set forth in the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission. A notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it, except that notices sent by United States mail shall be deemed to have been given at the time when the same shall be mailed. All notices, requests, and consents to be sent to a Member must be sent to or made at the address given for that Member to the Company at the time the Member becomes a Member, or such other address as that Member may specify by notice to the Company. Any notice, request, or consent to the Company must be given at the registered address of the Company. Whenever any notice is required to be given by law, the Articles or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.03 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Members relating to the Company other than the Articles and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

13.04 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

13.05 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

13.06 Governing Law; Severability. This agreement is governed by and shall be construed in accordance with the law of the state of Louisiana, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this agreement to the law of another jurisdiction. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Articles, or (b) any mandatory provision of the Act, to the extent such statutes are incorporated into the Act, the applicable provision of the Articles, or the Act, shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

13.07 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

13.08 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

13.09 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if any signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The signature pages of the various counterparts may be aggregated and attached to one counterpart to create a single document for the Company’s records.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date hereinabove first written.

PETROQUEST ENERGY, INC.

BY:
Alfred J. Thomas, II, President

PETROQUEST ENERGY, L.L.C.

BY:
Alfred J. Thomas, II, President